                                   EXHIBIT 11

                       COMPUTATION OF PER SHARE EARNINGS






                                                                                  December 31,
                                                                      ---------------------------------

 PRIMARY                                                                1996         1995        1994
                                                                        ----         ----        ----
Actual weighted average shares outstanding for the period .......     6,660,492   6,627,698   6,313,367

Dilutive options using the treasury stock method (1) ............             -           -           -
                                                                     ----------  ----------  ----------

Total shares used in per share calculations .....................     6,660,492   6,627,698   6,313,367

Net income ......................................................    $9,802,015  $8,249,151  $6,315,633
                                                                     ----------  ----------  ----------

Earnings per share ..............................................    $     1.47  $     1.24  $     1.00
                                                                     ==========  ==========  ==========




                                                                                December 31,
                                                                    ----------------------------------

 FULLY DILUTIVE                                                        1996        1995         1994
                                                                       ----        ----         ----

 Actual weighted average shares outstanding for the period .......   6,660,492   6,627,698   6,313,367

 Dilutive options using the treasury  stock method (1) ...........           -           -           -
                                                                    ----------  ----------  ----------

 Total shares used in per share calculations .....................   6,660,492   6,627,698   6,313,367


 Net income ......................................................  $9,802,015  $8,249,151  $6,315,633
                                                                    ----------  ----------  ----------
 Earnings per share ..............................................  $     1.47  $     1.24  $     1.00
                                                                    ==========  ==========  ==========



 (1) The dilutive effect of stock options is less than 3% in the aggregate, hence has not been included in the calculations.





                                       76